EXHIBIT 22

                              USR INDUSTRIES, INC.

NAME OF SUBSIDIARY                                STATE OF INCORPORATION
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Metal Fabricators, Inc.(1)                        Nevada
MultiMetals Products Corporation                  Delaware
USR Metals, Inc.                                  Pennsylvania
550 POB, Inc.                                     Delaware
USR Chemicals, Inc.(1)                            New Jersey
USR Lighting, Inc.                                New Jersey

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1  Inactive.